UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2009

Microsemi Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-08866	95-2110371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2381 Morse Avenue Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 221-7100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Facility Overview

On October 5, 2009, Microsemi Corporation (the “Company”) entered into a Credit Agreement with Bank of America, N.A. (the “New Credit Facility”). The New Credit Facility is scheduled to mature on October 5, 2012.

The New Credit Facility provides for a revolving line of credit of up to $50 million (the “Maximum Commitment”). The New Credit Facility is available for direct borrowings and, subject to the Maximum Commitment, up to $20 million of the New Credit Facility is available for the issuance of letters of credit. Borrowings under the New Credit Facility may be used for working capital and other lawful corporate purposes.

As of the date hereof, the Company has no direct borrowings and $400 thousand in letters of credit outstanding under the New Credit Facility.

Interest Rate and Fees

Interest accruing on the amount of direct borrowings under the New Credit Facility is determined based upon the Company’s choice of either a Base Rate Loan or a Eurodollar Rate Loan. The interest rate per annum for Base Rate Loans is determined by reference to the higher of (1) the federal funds rate plus 0.50%, (2) the prime rate as announced by Bank of America, N.A. and (3) a LIBOR rate determined as provided in the New Credit Facility plus 1.50%, in each case plus an applicable margin. The applicable margin for Base Rate Loans is initially 1.50% per annum but may decrease to 1.25% or increase to 1.75% based upon a leverage ratio of Consolidated Funded Indebtedness to Consolidated EBITDA (as each such term in defined in the New Credit Facility). Eurodollar Rate Loans bear interest at the Eurodollar Rate defined in the New Credit Facility, plus an applicable margin. The applicable margin for Eurodollar Rate Loans is initially 2.50% per annum but may decrease to 2.25% or increase to 2.75% based upon a leverage ratio of Consolidated Funded Indebtedness to Consolidated EBITDA.

In addition to paying interest on outstanding borrowings under the New Credit Facility, the Company is required to pay a quarterly commitment fee based on the applicable commitment fee rate multiplied by the actual daily amount by which the Maximum Commitment exceeds the aggregate outstanding amount of all loans and all letter of credit obligations under the New Credit Facility. The commitment fee rate is initially 0.50% per annum but may decrease to 0.40% based upon a leverage ratio of Consolidated Funded Indebtedness to Consolidated EBITDA. The Company is also required to pay a quarterly letter of credit fee for each letter of credit based on the daily maximum amount available to be drawn under the letter of credit multiplied by the letter of credit fee rate. The letter of credit fee rate is initially 2.50% per annum but may decrease to 2.25% or increase to 2.75% based upon a leverage ratio of Consolidated Funded Indebtedness to Consolidated EBITDA.

Covenants and Events of Default

The New Credit Facility requires the Company to maintain: (1) a minimum leverage ratio of Consolidated Funded Indebtedness to Consolidated EBITDA of 2.00:1.00, (2) a minimum Fixed Charge Coverage Ratio (as defined in the New Credit Facility) of not less than 3.00:1.00, and (3) a Consolidated Liquidity Ratio (as defined in the New Credit Facility) of not less than 1.50:1.00.

The New Credit Facility also contains customary limitations on the Company’s and its subsidiaries’ ability to incur liens or indebtedness, make investments or certain restricted payments, merge with or acquire other companies, liquidate or dissolve, dispose of assets, substantially change the nature of the Company’s business, and engage in transactions with affiliates.

Upon the occurrence of an event of default under the New Credit Facility, the lender may cease making loans, terminate the New Credit Facility, and declare all amounts outstanding to be immediately due and payable. The New Credit Facility specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, non-payment of principal and interest when due, failure to satisfy the covenants in the New Credit Facility, including the financial covenants described above, default of certain other indebtedness, bankruptcy or insolvency and a change of control.

Guarantees and Security Interest

Obligations under the New Credit Facility are guaranteed by Microsemi Corp. - Scottsdale (“MSC - Scottsdale”), Microsemi Corp. - Massachusetts (“MSC - Massachusetts”), Microsemi Corp. - Power Management Group Holding (“MSC - Power Holding”) and Microsemi Corp. - Power Management Group (“MSC - Power”), each a direct or indirect subsidiary of the Company, and will be guaranteed by any additional Material Domestic Subsidiaries (as defined in the New Credit Facility) of the Company. The New Credit Facility is also secured by a pledge of all equity interests held by the Company in MSC - Scottsdale, MSC - Massachusetts, MSC - Power Holding and 66% of the issued and outstanding voting interests of Microsemi Corp. - International, and all of the equity interests held by MSC - Power Holding in MSC - Power, and will be secured by a pledge of all equity interests of any additional Material Domestic Subsidiaries and 66% of the issued and outstanding voting interests and 100% of the non-voting equity interests of any additional Material Foreign Subsidiaries (as defined in the New Credit Facility) of the Company. In addition, at the Company’s option, the obligations under the New Credit Facility may be guaranteed by any other existing or future subsidiary of the Company or may be secured by a pledge of all equity interests held by the Company or any of its subsidiaries in any of their other existing or future subsidiaries.

Termination of Prior Credit Facility

The New Credit Facility replaces a Revolving Credit Agreement dated as of December 29, 2006 with Comerica Bank with maximum current available borrowing currently of $50 million (the “Prior Credit Facility”). The material terms of the Prior Credit Facility were described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2007, which description is incorporated by reference herein. The Prior Credit Facility, which was scheduled to mature on January 1, 2010, was terminated on October 2, 2009, except for certain indemnity provisions in the Prior Credit Facility which by their terms expressly survive termination of the agreement.

Item 1.02	Termination of a Material Definitive Agreement

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of October 5, 2009 between Microsemi Corporation and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microsemi Corporation
(Registrant)

Date: October 6, 2009	By:	/s/ JOHN W. HOHENER
John W. Hohener
Vice President, Chief Financial Officer, Treasurer and Secretary